Exhibit 10.3.2

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of March 12, 2019 (this “Amendment”), among GSO Stone Street LLC, a Delaware limited liability company (the “Borrower”), GSO Direct Lending Fund-D LP, as servicer (the “Servicer”) and equityholder (the “Equityholder”), Société Generale, as agent (the “Agent”), each Lender party hereto (each, a “Lender” and collectively, the “Lenders”), Citibank, N.A., as collateral agent and collateral custodian (the “Collateral Agent”) and Virtus Group, LP, as collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Agent, the Collateral Administrator, the Lenders and the Agent are party to the Loan and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Agent, the Lenders, the Collateral Agent and the Collateral Administrator have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Consent

SECTION 3.1. Consent. Société Generale, as Revolving Lender, has requested that a portion, in the amount set forth on each Assignment Agreement, dated as of the date hereof, of the outstanding Revolving Loans be converted into a Term Loan. The Borrower hereby consents to such conversion.

ARTICLE IV

Conditions to Effectiveness

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by each party hereto.

ARTICLE V

Representations and Warranties

SECTION 5.1. The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 6.4. Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

2

SECTION 6.5. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.6. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

GSO STONE STREET LLC, as Borrower

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO DIRECT LENDING FUND-D LP, as Servicer and Equityholder

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

SOCIÉTÉ GENERALE, as Agent

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

CITIBANK, N.A., as Collateral Agent and as Collateral Custodian

By:	/s/ Thomas Varcados
Name: Thomas Varcados
Title: Senior Trust Officer

VIRTUS GROUP, LP, as Collateral Administrator

By:	/s/ C. Kelly Faykus
Name: C. Kelly Faykus
Title: Managing Partner

SOCIÉTÉ GENERALE, as a Lender

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

GREAT AMERICAN LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Mark F. Muething
Name: Mark F. Muething
Title: President

GREAT AMERICAN INSURANCE COMPANY, as a Lender

By:	/s/ Stephen C. Beraha
Name: Stephen C. Beraha
Title: Assistant Vice President

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT 1

LOAN AND SERVICING AGREEMENT

dated as of October 11, 2018

GSO STONE STREET LLC,

as Borrower

GSO DIRECT LENDING FUND-D LP,

as Servicer and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GENERALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

VIRTUS GROUP, LP,

as Collateral Administrator

and

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1

Section 1.1	Defined Terms	1

Section 1.2	Other Definitional Provisions	~~43~~45

ARTICLE II THE FACILITY, LENDING PROCEDURES AND NOTES		~~44~~46

Section 2.1	Loans	~~44~~46

Section 2.2	Funding of Loans	~~45~~47

Section 2.3	Notes	~~46~~48

Section 2.4	Repayment and Prepayments	~~46~~48

Section 2.5	Permanent Reduction of Facility Amount	~~47~~49

Section 2.6	Extension of Revolving Period	~~47~~51

Section 2.7	Calculation of Haircut	~~47~~51

Section 2.8	Change in Advance Rate	~~48~~51

Section 2.9	Increase in Facility Amount	~~48~~52

Section 2.10	Defaulting Lenders	~~49~~52

ARTICLE III INTEREST, ETC		~~50~~53

Section 3.1	Interest	~~50~~53

Section 3.2	Interest Distribution Dates	~~50~~53

Section 3.3	Interest Calculation	~~50~~54

Section 3.4	Computation of Interest, Fees, Etc	~~50~~54

- i-

ARTICLE IV PAYMENTS; TAXES		~~51~~54

Section 4.1	Making of Payments	~~51~~54

Section 4.2	Due Date Extension	~~51~~54

Section 4.3	Taxes	~~51~~55

ARTICLE V INCREASED COSTS, ETC		~~55~~58

Section 5.1	Increased Costs, Capital Adequacy	~~55~~58

ARTICLE VI CONDITIONS TO LOANS		~~56~~60

Section 6.1	Effectiveness	~~56~~60

Section 6.2	Loans and Reinvestments	~~58~~61

Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~60~~63

ARTICLE VII ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS		~~61~~64

Section 7.1	Retention and Termination of the Servicer	~~61~~64

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~61~~64

Section 7.3	Duties of the Servicer	~~62~~66

Section 7.4	Representations and Warranties of the Servicer	~~63~~67

Section 7.5	Covenants Relating to the Servicer	~~66~~69

Section 7.6	Reserved	~~69~~72

Section 7.7	Collateral Reporting	~~69~~72

Section 7.8	Reserved	~~69~~72

Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~69~~73

- ii-

Section 7.10	Optional Sales	~~70~~73

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	~~71~~75

ARTICLE VIII ACCOUNTS; PAYMENTS		~~72~~76

Section 8.1	Accounts	~~72~~76

Section 8.2	Excluded Amounts	~~74~~77

Section 8.3	Distributions, Reinvestment and Dividends	~~74~~78

Section 8.4	Fees	~~78~~81

Section 8.5	Monthly Report	~~78~~82

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER		~~78~~82

Section 9.1	Organization and Good Standing	~~79~~82

Section 9.2	Due Qualification	~~79~~82

Section 9.3	Power and Authority	~~79~~83

Section 9.4	Binding Obligations	~~79~~83

Section 9.5	Security Interest	~~79~~83

Section 9.6	No Violation	~~80~~84

Section 9.7	No Proceedings	~~80~~84

Section 9.8	No Consents	~~81~~84

Section 9.9	Solvency	~~81~~85

Section 9.10	Compliance with Laws	~~81~~85

Section 9.11	Taxes	~~81~~85

Section 9.12	Monthly Report	~~81~~85

Section 9.13	No Liens, Etc	~~82~~85

Section 9.14	Information True and Correct	~~82~~86

-iii-

Section 9.15	No Sovereignty	~~82~~86

Section 9.16	Collateral	~~82~~86

Section 9.17	Selection Procedures	~~82~~86

Section 9.18	Indebtedness	~~83~~86

Section 9.19	No Injunctions	~~83~~86

Section 9.20	No Subsidiaries	~~83~~87

Section 9.21	ERISA Compliance	~~83~~87

Section 9.22	Investment Company Status	~~83~~87

Section 9.23	Set-Off, Etc	~~83~~87

Section 9.24	Collections	~~83~~87

Section 9.25	Value Given	~~83~~87

Section 9.26	Regulatory Compliance	~~83~~87

Section 9.27	Separate Existence	~~83~~87

Section 9.28	Transaction Documents	~~84~~88

Section 9.29	Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws	~~84~~88

Section 9.30	Compliance with Sanctions	~~84~~88

Section 9.31	Beneficial Ownership Certification	~~84~~88

Section 9.32	Similar Law	~~84~~88

ARTICLE X COVENANTS		~~85~~88

Section 10.1	Protection of Security Interest of the Secured Parties	~~85~~89

Section 10.2	Other Liens or Interests	~~86~~90

Section 10.3	Costs and Expenses	~~86~~90

Section 10.4	Initial Eligible Collateral Obligation	~~86~~90

- iv-

Section 10.5	Separate Existence	~~86~~90

Section 10.6	Hedging Agreements	~~87~~91

Section 10.7	Know Your Customer	~~89~~93

Section 10.8	Taxes	~~90~~93

Section 10.9	Merger, Consolidation, Etc	~~90~~94

Section 10.10	Deposit of Collections	~~90~~94

Section 10.11	Indebtedness; Guarantees	~~90~~94

Section 10.12	Limitation on Purchases from Affiliates	~~90~~94

Section 10.13	Documents	~~90~~94

Section 10.14	Preservation of Existence	~~90~~94

Section 10.15	Limitation on Investments	~~91~~94

Section 10.16	Distributions	~~91~~95

Section 10.17	Performance of Borrower Assigned Agreements	~~92~~95

Section 10.18	Material Modifications	~~92~~96

Section 10.19	Further Assurances; Financing Statements	~~92~~96

Section 10.20	Obligor Payment Instructions	~~92~~96

Section 10.21	Delivery of Collateral Obligation Files	~~92~~96

Section 10.22	Sanctions	~~93~~97

Section 10.23	Anti-Corruption and Anti-Money Laundering Laws	~~93~~97

Section 10.24	Beneficial Ownership Certification	~~93~~97

ARTICLE XI THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR		~~93~~97

Section 11.1	Appointment of Collateral Agent and Collateral Administrator	~~93~~97

Section 11.2	Monthly Reports	~~93~~97

- v-

Section 11.3	Collateral Administration	~~93~~97

Section 11.4	Removal or Resignation of Collateral Agent and Collateral Administrator	~~97~~101

Section 11.5	Representations and Warranties	~~98~~102

Section 11.6	No Adverse Interest of Collateral Agent	~~98~~102

Section 11.7	Reliance of Collateral Agent and Collateral Administrator	~~99~~103

Section 11.8	Limitation of Liability and Collateral Agent and Collateral Administrator Rights	~~100~~103

Section 11.9	Tax Reports	~~103~~107

Section 11.10	Merger or Consolidation	~~103~~107

Section 11.11	Collateral Agent and Collateral Administrator Compensation	~~103~~107

Section 11.12	Anti-Terrorism Laws	~~104~~108

ARTICLE XII GRANT OF SECURITY INTEREST		~~104~~108

Section 12.1	Borrower’s Grant of Security Interest	~~104~~108

Section 12.2	Borrower Remains Liable	~~106~~110

Section 12.3	Release of Collateral	~~106~~110

ARTICLE XIII EVENT OF DEFAULTS		~~107~~111

Section 13.1	Event of Defaults	~~107~~111

Section 13.2	Effect of Event of Default	~~109~~113

Section 13.3	Rights upon Event of Default	~~110~~114

Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~110~~114

Section 13.5	Collective Proceedings	~~111~~115

Section 13.6	Insolvency Proceedings	~~111~~115

Section 13.7	Delay or Omission Not Waiver	~~112~~116

- vi-

Section 13.8	Waiver of Stay or Extension Laws	~~112~~116

Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~112~~116

Section 13.10	Power of Attorney	~~113~~117

ARTICLE XIV THE AGENT		~~113~~117

Section 14.1	Appointment	~~113~~117

Section 14.2	Delegation of Duties	~~114~~118

Section 14.3	Exculpatory Provisions	~~114~~118

Section 14.4	Reliance by Note Agents	~~114~~118

Section 14.5	Notices	~~115~~119

Section 14.6	Non-Reliance on Note Agents	~~115~~119

Section 14.7	Indemnification	~~116~~120

Section 14.8	Successor Note Agent	~~116~~120

Section 14.9	Note Agents in their Individual Capacity	~~117~~121

Section 14.10	Borrower Procedural Review	~~117~~121

Section 14.11	Certain ERISA Matters	~~117~~121

ARTICLE XV ASSIGNMENTS		~~119~~123

Section 15.1	Restrictions on Assignments	~~119~~123

Section 15.2	Documentation	~~119~~123

Section 15.3	Rights of Assignee	~~120~~124

Section 15.4	Assignment by Lenders	~~120~~124

Section 15.5	Participations; Pledge	~~120~~124

-vii-

ARTICLE XVI INDEMNIFICATION		~~122~~126

Section 16.1	Borrower Indemnity	~~122~~126

Section 16.2	Waiver of Consequential Damages, Etc	~~122~~126

Section 16.3	Contribution	~~122~~126

Section 16.4	Net After-Tax Basis	~~123~~127

ARTICLE XVII MISCELLANEOUS		~~123~~127

Section 17.1	No Waiver; Remedies	~~123~~127

Section 17.2	Amendments, Waivers	~~123~~127

Section 17.3	Notices, Etc	~~124~~128

Section 17.4	Costs and Expenses	~~125~~129

Section 17.5	Binding Effect; Survival	~~125~~129

Section 17.6	Captions and Cross References	~~126~~130

Section 17.7	Severability	~~126~~130

Section 17.8	GOVERNING LAW	~~126~~130

Section 17.9	Counterparts	~~126~~130

Section 17.10	WAIVER OF JURY TRIAL	~~126~~130

Section 17.11	No Proceedings	~~126~~130

Section 17.12	Limited Recourse	~~127~~131

Section 17.13	ENTIRE AGREEMENT	~~128~~132

Section 17.14	Confidentiality	~~128~~132

Section 17.15	Non-Confidentiality of Tax Treatment	~~129~~133

Section 17.16	Replacement of Lenders	~~129~~133

Section 17.17	Consent to Jurisdiction	~~130~~134

-viii

Section 17.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~130~~135

Section 17.19	No Advisory or Fiduciary Responsibility	~~131~~135

Section 17.20	USA Patriot Act	~~132~~136

Section 17.21	Right of Setoff	~~132~~136

- ix-

LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of October 11, 2018, among GSO STONE STREET LLC, a Delaware limited liability company (the “Borrower”), GSO DIRECT LENDING FUND-D LP, a Delaware limited partnership, as Servicer (as hereinafter defined) and as Equityholder (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), Virtus Group, LP, as Collateral Administrator (as hereinafter defined), Citibank, N.A., as Collateral Agent and Collateral Custodian (each as hereinafter defined), and SOCIÉTÉ GENERALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance Rate” means, with respect to any Eligible Collateral Obligation and as of any date of determination, the applicable percentage assigned to such Eligible Collateral Obligation by the Agent ~~consistent with the categorization of such Eligible Collateral Obligation as reasonably determined by the Agent and using the guidelines set forth in~~in accordance with the following chart determined based on the Diversity Score as of such date:

Advance Rates	For first ~~Lien~~lien-types of ~~Eligible~~eligible BSL
for Diversity	BSL type	Advance Rate
Score above 8	First Lien Broadly Syndicated Loan rated “B” or above by S&P (or an equivalent rating of another Rating Agency)	70-80%
	First Lien Broadly Syndicated Loan rated “B-” or below by S&P (or an equivalent rating of another Rating Agency)	60-70%

	For ~~first Lien~~unitranche-types of ~~Eligible~~eligible MML

	MML type	Advance Rate
	~~Traditional Middle Market Loan /~~ Unitranche A Loan	70%
	Unitranche B Loan	60%
	Unitranche C Loan	50%
	Unitranche D Loan	30%
	Unitranche E Loan	0%

	For second ~~Lien~~lien-types of ~~Eligible~~eligible MML
	MML type	Advance Rate
	FILO A Loan	65%
	FILO B Loan	55%
	FILO C Loan	45%
	FILO D Loan	25%
	FILO E Loan	0%
	Second Lien ~~with Total Net Leverage Ratio Less Than or Equal to 6.5x~~A Loan	30%
	~~Second Lien with Total Net Leverage Ratio Greater Than 6.5x but Less Than or Equal to 7.5x~~	~~20%~~

	Second Lien ~~with Total Net Leverage Ratio Greater than 7.5x~~B Loan Second Lien C Loan	20% 0%
	Deemed Second Lien A Loan Deemed Second Lien B Loan Deemed Second Lien C Loan	30% 20% 0%

For Bonds

	Bond type	Advance Rate
	Senior Secured Bonds	50%

Advance Rates	Same as above, capped at 50%
for Diversity
Score
equal to or below 8

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Collateral Obligation is an Eligible Collateral Obligation or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Notional Amount” shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means~~, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Loans outstanding.~~ the Revolving Commitments and the Term Commitments.

“Commitment Fee Rate A” means, with respect to a calculation date that occurs (x) prior to the 3-month anniversary from the Effective Date, 0%, (y) on or after the 3-month anniversary from the Effective Date and prior to the 6-month anniversary from the Effective Date, 0.25% (z) on or after the 6-month anniversary from the Effective Date and prior to the last day of the ~~Reinvestment~~Revolving Period, 0.50%.

“Commitment Fee Rate B” means 1.50%.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of private asset management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Conversion Date” means any date selected by the Agent for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Agent.

“Custodial Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 12084400, which is created and maintained on the books and records of the Securities Intermediary entitled “Custodial Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Commitment Fee” means, on any date, (A) the sum of (i) the product of (x) Commitment Fee Rate A and (y) Unused Commitment A and (ii) the product of (x) Commitment Fee Rate B and (y) Unused Commitment B divided by (B) 360.

“Deemed Second Lien A Loan” means a Deemed Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio less than or equal to 6.5x.

“Deemed Second Lien B Loan” means a Deemed Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio greater than 6.5x but less than or equal to 7.5x.

“Deemed Second Lien C Loan” means a Deemed Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio greater than 7.5x.

“Deemed Second Lien Loan” means any commercial loan which would have constituted a FILO Loan but for the fact that it fails to meet the requirement of sub-clause (y) in the definition thereof.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof;

(c) the Servicer or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the

(a) the Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation within three (3) Business Days of receipt of the related Asset Approval Request;

(b) such Collateral Obligation is a First Lien Loan, a Second Lien Loan, a Deemed Second Lien Loan, a Traditional Middle Market Loan, a Unitranche Loan, a FILO Loan, a First Lien Broadly Syndicated Loan or a Senior Secured Bond;

(c) such Collateral Obligation is not a Defaulted Collateral Obligation;

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation;

(f) such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) reserved;

(j) such Collateral Obligation is not a trade claim;

(k) reserved;

(l) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(m) such Collateral Obligation is not Margin Stock;

(n) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(o) such Collateral Obligation provides for the periodic payment of cash interest;

(p) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard, other than non-credit related risks that have previously been disclosed to the Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(z) if such Collateral Obligation is a Deferrable Collateral Obligation, it has a minimum current required cash pay coupon equal to at least half of the stated coupon thereon; and

(aa) such Collateral Obligation is secured by a valid and enforceable security interest.

“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (v) has a most recently reported trailing twelve-month EBITDA of $20,000,000 or greater.

“Eligible Successor” means an entity (1) that is legally qualified and has the capacity to act as Servicer under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Servicer under this Agreement and (2) the appointment of which will not cause either of the Borrower or the pool of Collateral Obligations to become required to register under the provisions of the 1940 Act.

“Enterprise Value” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “Enterprise Value” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Enterprise Value” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) equal to (A) if there is an observable public price for the common stock of such Obligor or the value of the equity capital of the Obligor can be established based on available acquisition price or paid-in capital contribution by a sponsoring investor, the sum of (x) the outstanding principal amount of any indebtedness of such Obligor, (y) the outstanding principal amount of any preferred stock issued by such Obligor and (z) the market value of such Obligor’s common stock or (B) otherwise, the sum of (x) the product of (A) the trailing-twelve-months EBITDA with respect to such Obligor and (B) a multiple as reasonably determined by the Servicer based on known enterprise value/EBITDA multiples for businesses in the same industry or otherwise with similar characteristics to those of the related Obligor plus (y) the unrestricted cash of such Obligor on such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means GSO Direct Lending Fund-D LP, a Delaware limited partnership, together with its permitted successors and assigns.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a Deemed Second Lien Loan, a Unitranche Loan, a First Lien Broadly Syndicated Loan, a FILO Loan, a Permitted Investment or a Senior Secured Bond.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Evaluation Event” means the occurrence of any of the following with respect to any Eligible Collateral Obligation:

(a) ~~the occurrence of a default as to the payment of principal and/or interest with respect to (i)~~ such Collateral Obligation ~~or (ii) another debt obligation of the same Obligor that is (1) secured by the same collateral and (2) senior to or pari passu with in right of payment to such~~becomes a Defaulted Collateral Obligation;

~~(b) Insolvency Event of the underlying Obligor;~~

~~(c) Servicer places all or a portion of such Collateral Obligation on non-accrual status;~~

(b) ~~(d)~~ occurrence of a Material Modification with respect to such Collateral Obligation that is not approved by the Agent, in its sole discretion;

(c)~~(e)~~ the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly;

(d)~~(f)~~ the Senior Net Leverage Ratio related to such Collateral Obligation (x) increases by 0.5x (or any subsequent increase of an additional 0.5x) compared to the Senior Net Leverage Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable, and (y) is above 3.5x; or

(e) ~~(g)~~ the Interest Coverage Ratio related to such Collateral Obligation (x) decreases by 15% (or any subsequent decrease of an additional 15%) compared to the Interest Coverage Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable, and (y) such ratio is below 1.5x.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, as of the most recent Measurement Date (~~and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date~~), the sum, without duplication, of the following amounts, in each case multiplied by (x) with respect to any First Lien Broadly Syndicated Loan or Senior Secured Bond, the bid side market price (expressed as a percentage) and (y) with respect to any other Collateral Obligation, the Haircut, in each case, as applicable to each such individual Collateral Obligation:

(a) the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans and Deemed Second Lien Loans over 15.0% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, the sums of the Principal Balances of all Collateral Obligations (individually per Obligor) that are obligations of any three Obligors that represent Principal Balances in excess of all other single Obligors may be up to 7% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody’s Industry Classification (other than the Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than a Moody’s Industry Classification described in the following proviso over 15% of the Excess Concentration Measure; provided, that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) may be up to 30% of the Excess Concentration Measure, (y) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the second largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than the Moody’s Industry Classification specified in clause (x) may be up to 20% of the Excess Concentration Measure and (z) the Moody’s Industry Classification of Corp-Energy: Oil & Gas may be up to 10% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Fixed Rate Collateral Obligations over 10% of the Excess Concentration Measure;

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV ~~of greater than 60% but~~ less than or equal to 75% and Total Net Leverage Ratio ~~greater than 5.5x but~~ less than or equal to 6.5x.

“FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio ~~greater than 6.5x but~~ less than or equal to 7.0x, provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan.

“FILO D Loan” means any FILO Loan that is not a FILO A Loan, a FILO B Loan, or a FILO C Loan and, as of any date of determination, has Total Net Leverage Ratio ~~greater than 7.0x but~~ less than or equal to 7.5x.

“FILO E Loan” means any FILO Loan that, as of any date of determination, is not a FILO A Loan, FILO B Loan, FILO C Loan or FILO D Loan.

“FILO Loan” means a commercial loan that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related loan agreement of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than 25% of the sum of the sizes of such First Out Loans and such FILO Loan.

“Financial Sponsor “ means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. For the avoidance of doubt, each of GSO Capital Partners

LP and The Blackstone Group L.P. and their respective Affiliates, investment funds and investment vehicles controlled, managed or advised, directly or indirectly, by GSO Capital Partners LP, The Blackstone Group L.P. or any of their respective Affiliates shall be deemed to be a Financial Sponsor.

~~“First Lien Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral.~~

“First Lien Broadly Syndicated Loan” means a commercial loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any State or agency or any Eligible Jurisdiction), (c) the value of the collateral securing the Collateral Obligation together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Borrower, as certified to the Agent in writing) to repay the Collateral Obligation in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral, (d) is not secured solely or primarily by common stock or other equity interests and (e)(i) is a broadly syndicated commercial loan, (ii) has a tranche size of $150,000,000 or greater, (iii) as of the date such Collateral Obligation was added to the Collateral, the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 (after giving pro forma effect to any acquisition in connection therewith), (iv) is governed under the laws of the State of New York, (v) is publically rated by a Rating Agency, (vi) is an obligation where the related Obligor, at the time of issuance, has a total indebtedness in excess of $350,000,000, (vii) has an observable quote from at least one nationally recognized pricing service, including, without limitation, LoanX Mark-It Partners or Loan Pricing Corporation and (viii) does not contain any restrictions on transferability or assignment and is capable of being transferred or assigned subject only to usual and customary restrictions (which may include reasonable disqualified investor lists); provided that the limitation set forth in clause (d) above shall not apply with respect to a Collateral Obligation made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Collateral Obligation or any other similar type of indebtedness owing to third parties).

“First Lien Loan” means any commercial loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) and (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“First Out Loan” means any First Lien Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings, is senior in right of payment to (and documented under the same Underlying Instruments as) a FILO Loan to the same Obligor.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess

Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “First Lien Broadly Syndicated Loan”, “Second Lien Loan”, “Deemed Second Lien Loan”, “Unitranche A Loan”, “Unitranche B Loan”, “Unitranche C Loan”, “Unitranche D Loan”, “Unitranche E Loan”, “Unitranche Loan”, “FILO A Loan”, “FILO B Loan”, “FILO C Loan”, “FILO D Loan”, “FILO E Loan”, “FILO Loan”, “Traditional Middle Market Loan”, or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) extend the Revolving Period or (j) modify the form or details of the Monthly Report in a manner that reduces the reporting requirements.

“Funding Date” means any Loan Date or any Reinvestment Date, as applicable.

“Haircut” means, for any Eligible Collateral Obligation, a percentage of par determined in accordance with Section 2.7.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) Société Generale and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Interest Coverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Accrual Period and such Lender.

“IRS” means the United States Internal Revenue Service.

“Lender” means each Revolving Lender, each Term Lender, each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Agent” has the meaning set forth in the Preamble.

“Lender Group” means each Lender and related Lender Agent from time to time party hereto.

“LIBOR Rate” shall mean, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the BLOOMBERG PROFESSIONAL Service as the ICE Benchmark Administration Limited London interbank offered rate for deposits in U.S. dollars for a period equal to such Accrual Period as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period or Funding Date (as applicable); provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Accrual Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period or Funding Date (as applicable) (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Accrual Period or Funding Date (as applicable) for delivery on such first day and for a period equal to such Accrual Period (or with respect to any Loan disbursed during such Accrual Period or Funding Date (as applicable), two Business Days prior to the day such Loan was disbursed).

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Loans hereunder.

“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of commercial paper notes.

“Loan”~~has the meaning set forth in Section 2.1(a).~~means a Revolving Loan or a Term Loan.

“Loan Date” has the meaning set forth in Section 2.1(a).

“Loan Request” has the meaning set forth in Section 2.2(a).

“Majority Lenders” means, at any time, Required Lenders.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, with respect to any Collateral Obligation that is a First Lien Broadly Syndicated Loan or Senior Secured Bond, at any date of determination thereof selected by the Agent, the product of (x) the bid side market price (expressed as a percentage) of such Collateral Obligation as reasonably determined by the Agent and (y) the Principal Balance of such First Lien Broadly Syndicated Loan or Senior Secured Bond provided, that the Borrower may dispute the determination of the Market Value of any Collateral Obligation by the Agent upon written notice to the Agent (a “Market Value Dispute Notice”) no later than one Business Day after the Borrower is notified of such determination, and if the Borrower obtains firm executable bids of the then full outstanding principal amount of such Eligible Collateral Obligation from two Approved Broker Dealers that are not Affiliates of the Borrower within one Business Day after the Market Value Dispute Notice is delivered to the Agent, the Market Price shall be the median of such bids until the next date of determination of the Market Value of such Eligible Collateral Obligation.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer taken as a whole; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.

“Material Modification” means (a) any amendment, waiver, modification or supplement of any Eligible Collateral Obligation which:

(i) reduces or forgives any or all of the principal amount or non-default interest due under such Collateral Obligation;

(ii) delays or extends the stated maturity date for such Collateral Obligation;

(iii) increases the advance rate for such Collateral Obligation by more than 10% (including any subsequent increase of an additional 10%);

(iv) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such ~~Loans Asset~~Collateral Obligation, or reduces the spread or coupon with respect to such Collateral Obligation;

(v) substitutes, alters or releases the underlying collateral securing such Collateral Obligation and any such substitution, alteration or release, as determined in the sole discretion of the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds; or

(b) any other type of amendment, waiver, modification or supplement with respect to a particular Eligible Collateral Obligation that is specified to Borrower by the Agent in writing;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the date of any Optional Sale; and (viii) for purposes of calculating the Market Value of each First Lien Broadly Syndicated Loan or Senior Secured Bond, each Business Day.

“Minimum Commitment Usage” means, the product of (i) the ~~Commitment~~total Commitments and (ii) (x) on any calculation date prior to the 6-month anniversary from the Effective Date, 0% or (y) on any calculation date thereafter, 75%.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in ~~Schedule 2 hereto~~the Moody’s Global Approach to Rating Collateralized Loan Obligations dated February 27, 2014, Appendix 7, as identified on Schedule 2 hereto (with the determination of an industry classification for a particular Collateral Obligation being determined in accordance with the classifications therein or as otherwise agreed by the Agent), as such industry classifications shall be updated at the option of the Agent in its sole discretion if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Agent or its Affiliates that are Lenders hereunder.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of a Lender Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 14.1.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Lender Agents, the Collateral Agent, the Collateral Administrator, the Collateral Custodian, the Agent or any other Affected Person or Indemnitee arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Agent.

“Optional Sale” has the meaning set forth in Section 7.10.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with Appropriate Accounting Principles, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Prepayment Fee” means (x) prior to the one-year anniversary of the Effective Date, a nonrefundable fee equal to the product of (a) the amount of each permanent reduction in the aggregate amount of the applicable Lender Group’s Term Commitment or Revolving Commitment, and (b) 1.00% and (y) thereafter, zero~~.~~; provided that such Prepayment Fees shall be subject to the provisions of Section 2.5.

“Primary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one- fourth of the product of (i) the Primary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Primary Servicer Fee in its sole discretion.

“Primary Servicer Fee Percentage” means 0.45%.

“Principal Allocation Formula” means, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this definition); provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Collection Account.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation, exclusive of (x) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut- Off Date applicable to such Deferrable Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 12084200, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a) the numerator of which is:

(i) the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Term Loans outstanding on such date; and

(ii) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors,

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.11 as of any time of determination, the sum of (i) the greater of (a) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (b) the Collateral Obligation Amount of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Requested Conversion Portion” has the meaning assigned to such term in Section 2.4(c).

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means~~, at any time, Lenders holding Loans aggregating greater than 50% of all Loans outstanding or if there are no Loans outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments~~ the Lender or Lenders holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time.

“Resignation Effective Date” has the meaning set forth in Section 14.8.

“Responsible Officer” means, with respect to any Person, any duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and with respect to the Collateral Agent, Collateral Custodian or Securities Intermediary, a director, vice president, assistant vice president, senior t rust officer or trust officer within the Corporate Trust Office and any officer to whom a corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revolving ~~Loan~~Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the Facility Termination Date, the commitment of such Revolving Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Annex B or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) October 11, 2021 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country or territory that is subject to any comprehensive territory-wide Sanctions.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien A Loan” means a Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio less than or equal to 6.5x.

“Second Lien B Loan” means a Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio greater than 6.5x but less than or equal to 7.5x.

“Second Lien C Loan” means a Second Lien Loan that, as of any date of determination, has a Total Net Leverage Ratio greater than 7.5x.

“Second Lien Loan” means a commercial loan that (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a First Lien Loan of such Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower, as certified to the Agent in writing) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests~~; provided that any Loan which would have constituted a FILO Loan but for the fact that it fails to meet the requirement of sub-clause (y) in the definition thereof shall constitute a “Second Lien Loan”~~.

“Secondary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Secondary Servicer Fee in its sole discretion.

“Secondary Servicer Fee Percentage” means 0.30%.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Administrator, the Collateral Custodian, each Lender, the Agent, each Lender Agent, each other Affected such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Target Portfolio Amount” means $~~200,000,000.~~250,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower on the Effective Date, pursuant to an Assignment Agreement or on any Conversion Date in the amount of the total Term Loans as set forth on Annex B, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Total Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Traditional Middle Market Loan” means a First Lien Loan that, as of any date of determination, is not a First Lien Broadly Syndicated Loan or a Unitranche Loan.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent, the Collateral Administrator and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Commitment” means, with respect to any Revolving Lender at any time, an amount (which may not be less than zero) equal to (i) such Lender’s Revolving Commitment at such time minus (ii) the aggregate outstanding principal amount of Revolving Loans held by such Revolving Lender at such time.

“Unfunded Exposure Account” means the account designated as the Unfunded Exposure Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unitranche A Loan” means a ~~First Lien~~Unitranche Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“Unitranche B Loan” means a ~~First Lien~~Unitranche Loan that is not a Unitranche A Loan and, as of any date of determination, has an Effective LTV of ~~greater than 60% but~~ less than or equal to 75% and Total Net Leverage Ratio ~~greater than 5.5x but~~ less than or equal to 6.5x.

“Unitranche C Loan” means a ~~First Lien~~Unitranche Loan that is not a Unitranche A Loan or a Unitranche B Loan and, as of any date of determination, has Total Net Leverage Ratio ~~greater than 6.5x but~~ less than or equal to 7.0x; provided that any Unitranche Loan that would have constituted a Unitranche A Loan or a Unitranche B Loan but for the fact it fails to meet the provisions thereto with respect to Effective LTV shall constitute a Unitranche C Loan.

“Unitranche D Loan” means a ~~First Lien~~Unitranche Loan that is not a Unitranche A Loan, a Unitranche B Loan or a Unitranche C Loan and, as of any date of determination, has Total Net Leverage Ratio ~~greater than 7.0x but~~ less than or equal to 7.5x.

“Unitranche E Loan” means a ~~First Lien Loan that~~Unitranche Loan that is not a Unitranche A Loan, a Unitranche B Loan, a Unitranche C Loan or a Unitranche D Loan and, as of any date of determination, has Total Net Leverage Ratio greater than 7.5x.

~~“Unitranche Loan” means a First Lien Loan that, as of any date of determination, is Unitranche A Loan, Unitranche B Loan, Unitranche C Loan, Unitranche D Loan or Unitranche E Loan.~~ “Unitranche Loan” means any commercial loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

“Unused Commitment A” means on any calculation date, the lower of (x) any unused portion of the Commitment on such date and (y) the excess, if any, of (i) the Commitment over (ii) the Minimum Commitment Usage.

“Unused Commitment B” means on any calculation date, the excess, if any, of (x) any unused portion of the Commitment on such date over (y) Unused Commitment A.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756.

“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.3(f).

“Variable Funding Asset” means any Revolving ~~Loan~~Collateral Obligation or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Withholding Agent” means the Borrower, the Agent, and the Servicer.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email or a .pdf or similar format.

balance of all unfunded Loans to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations.

(h) For all purposes under this Agreement, “knowledge” shall mean actual knowledge after reasonable inquiry.

ARTICLE II

THE FACILITY, LENDING PROCEDURES AND NOTES

Section 2.1 Loans. (a) On the terms and subject to the conditions set forth in this Agreement, each Revolving Lender ~~Group~~ hereby agrees to make advances to or on behalf of the Borrower (individually, ~~an~~a “Revolving Loan” and collectively the “Revolving Loans”) from time to time on any date (each such date on which a Loan is made, an “Loan Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Loan Dates during any calendar week.

(b) Each Term Lender hereby agrees to make advances to or on behalf of the Borrower (individually, a “Term Loan” and collectively the “Term Loans”) on the related Funding Date, pursuant to an Assignment Agreement or on any Conversion Date, in each case, in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the total Term Commitment at such time.

(c) ~~(b)~~ Under no circumstances shall any Lender make a Revolving Loan if, after giving effect to such Loan and any purchase of Eligible Collateral Obligations in connection therewith, (i) during the existence of an Unmatured Event of Default or an Event of Default, (ii) if immediately after giving effect thereto, a Borrowing Base Deficiency would exist, or (iii) in violation of Applicable Law. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Revolving Loans.

Section 2.2 Funding of Loans. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Revolving Loans hereunder by giving notice to the Agent, each Lender Agent, the Collateral Administrator and the Collateral Agent of the proposed Revolving Loan at or prior to 11:00 a.m., New York City time, at least two (2) Business Days prior to the proposed Loan Date. Such notice (herein called the “Loan Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Loan Date and amount of such proposed Revolving Loan, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Loan Date (if applicable). Following receipt of a Loan Request, the Agent shall promptly distribute to the other parties hereto the allocation of such Revolving Loan among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Loan Request, the Agent shall provide written notice of such change to each Lender Agent at least two (2) Business Days prior to any proposed Loan Date. The amount of any Revolving Loan shall at least be equal to the least of

(x) $1,000,000, (y) the (1) Borrowing Base on such day minus (2) the Loans outstanding on such day and (z) the (1) Facility Amount on such day minus (2) the Loans outstanding on such day before giving effect to the requested Loan as of such date. Any Loan Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that in the event that the Borrower has submitted a Loan Request but fails to borrow, the Borrower shall pay any breakage costs actually incurred by the Lender in connection with such Loan Request. None of the Agent, the Collateral Agent, the Collateral Custodian or the Collateral Administrator shall have any obligation to lend funds hereunder in its capacity as Agent, Collateral Agent, Collateral Custodian or Collateral Administrator, as applicable. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Revolving Loans available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received by the Agent, each Lender Agent, the Collateral Administrator and the Collateral Agent at least one (1) Business Day prior to such Loan Date) in same day funds no later than 2:00 p.m., New York City time, on such Loan Date.

(b) Committed Lender’s Commitment. Notwithstanding anything contained in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Revolving Loan in an amount that would result in the portion of the Revolving Loans then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Revolving Loan shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Lender Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c) Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Loans pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request a Revolving Loan in the amount of the Aggregate Unfunded Amount minus the amount then on deposit in the Unfunded Exposure Account. Following receipt of such Loan Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Loans of such Lender Group. Each such Note shall be payable to the order of the Lender Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Loans evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment ~~and~~, Prepayments and Conversion. (a) The Borrower shall repay the Revolving Loans outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3, (ii) in full on the Facility Termination Date and (iii) to cure any ~~Borrower~~Borrowing Base Deficiency~~.~~ pursuant to Section 8.3.

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice to the Agent (with a copy to the Collateral Agent, the Collateral Administrator and each Lender Agent) by 11:00 a.m. one (1) Business Day prior to such voluntary prepayment;

(ii) all such voluntary partial prepayments shall be in a minimum amount of $1,000,000; and

(iii) each prepayment shall be applied on the Business Day received by the Collateral Agent if received by 3:00 p.m., New York City time, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) as well as any actually-incurred breakage costs (if any) resulting from a prepayment or payment.

(c) Conversion of Revolving Loans to Term Loans.

(i) At any time during the Revolving Period, any Revolving Lender may request (with notice to the Borrower and the Servicer) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a Term Loan equal to such Requested Conversion Portion.

(ii) If, on a proposed Conversion Date, the Borrower has given its prior written consent to conversion of the Requested Conversion Portion into a Term Loan as of such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii) For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder. Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan.

(d) Conversion of Term Loans to Revolving Loans. At any time during the Revolving Period, any Term Lender that is an Affiliate of the Agent (or is the Agent itself) may convert (with notice to the Borrower and the Servicer) any portion of a Term Loan to a Revolving Loan.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may at any time (x) during the Revolving Period if an Extension Request has been rejected by any Lender or (y) after the end of the Revolving Period, in each case upon five Business Days’ prior written notice to the Agent, each Lender Agent, the Collateral Agent and the Collateral Administrator, permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Loans~~)~~ or (ii) subject to Section 2.5(d), in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Loans (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Revolving Commitment of each ~~Committed~~Revolving Lender shall automatically, and without any further action by any party, be reduced pro rata with all other ~~Committed~~Revolving Lenders such that the sum of all Revolving Commitments, taken together with the Term Loans, will equal the newly reduced Facility Amount.

(b) The Borrower may upon at least two Business Days’ notice (which notice shall contain a certificate of an authorized officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.5(b) with respect to such proposed prepayment) to the Agent, prepay and permanently reduce all or any portion of the Loans then outstanding, subject to the payment of the applicable Prepayment Fees, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest (including any accrued and unpaid interest amounts) and Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds); provided that any prepayments of Loans made pursuant to this clause shall (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis and (x) result in the reduction and termination, of the Revolving Commitments and Term Commitments on a dollar-for-dollar basis.

(c) ~~(b)~~ Notwithstanding anything to the contrary herein, the Borrower may permanently reduce the Facility Amount at any time, provided that if such reduction occurs at any time other than those specified in Section 2.5(a), (b) or (d), it shall, unless any Lender has, prior to the date of such permanent reduction in whole or in part, declined an Extension Request, pay the applicable Prepayment Fee and breakage costs actually incurred by the Lender in connection with such prepayment to the Collateral Agent, for the respective accounts of the Lenders.

(d) In connection with any prepayment or cancellation of Commitments pursuant to this Section 2.5, any Lender that is an Affiliate of the Agent (or is itself the Agent) shall purchase a Term Loan pro rata at par in order to maintain its current percentage of the aggregate amount of the existing Commitments after giving effect to such prepayment or cancellation (such purchases and sales of Term Loans being a “Rebalancing”). In connection with any Rebalancing, each Term Lender shall sell its pro rata portion of such Term Loan to the Lender that is an Affiliate of the Agent (or is itself the Agent). To the extent that such a Rebalancing occurs and notwithstanding anything herein to the contrary, no Prepayment Fees shall be payable to the Term Lender which sold a Term Loan to any Lender that is an Affiliate of the Agent (or is itself the Agent).

Section 2.6 Extension of Revolving Period. The Borrower may, at any time commencing with the date that is six (6) months prior to the last date of the Revolving Period and ending on the date that is immediately prior to the date that is 45 days prior to the last date of the Revolving Period, deliver a written notice to each Lender Agent (with a copy to the Agent, the Collateral Administrator and the Collateral Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Haircut. The initial Haircut for each Eligible Collateral Obligation (which percentage may not be greater than 100%) will be determined by the Agent in its sole discretion in connection with the acquisition of such loan by the Borrower. With respect to any Eligible Collateral Obligation that is subject to an Evaluation Event and to which the Agent has not assigned a new Advance Rate pursuant to Section 2.8, the Haircut applicable to such Eligible Collateral Obligation shall only then be revised to be the lower of (A) the available price or valuation (expressed as percentage of par) of such Eligible Collateral Obligation (provided by a recognized third-party valuation provider selected by the Agent) and (B) the Haircut applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event. In the event that (x) an Eligible Collateral Obligation has experienced a downward Haircut revision due to a prior Evaluation Event and (y) the conditions that gave rise to such prior Evaluation Event no longer apply, upon written notice from the Borrower to the Agent (which notice shall include an updated Information Package for such Eligible Collateral Obligation and, to the extent available, any of the information referenced in clause (b), (c) (without any Effective LTV update) and (d) of the definition of Asset Approval Request), the Agent shall in its reasonable discretion revise such Haircut upward. Notwithstanding the above, in no case shall any Haircut be a percentage greater than 100%.

Section 2.8 Change in Advance Rate. The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events:

hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent or the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion), to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Loans outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section  2.11 Facility Termination Date. Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

ARTICLE III

INTEREST, ETC.

Section 3.1 Interest. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the applicable Loan Date until such Loan is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

Section 3.2 Interest Distribution Dates. Interest accrued on each Loan (including any previously accrued and unpaid Interest) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; and

(c) on each Distribution Date.

Section 3.3 Interest Calculation. Each Note shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Loans attributable to such Note on such day. All Interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Interest is payable over a year comprised of 360 days (other than Interest accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days).

Section 3.4 Computation of Interest, Fees, Etc. Each Lender Agent (on behalf of its respective Lender Group and the Agent shall determine the applicable Interest and all fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent and the Collateral Administrator thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1 as well as any actually-incurred breakage costs that have not already been reimbursed to the applicable Lender.

and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Agent;

(l) Payment of Fees. The Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders, the Collateral Agent, the Collateral Administrator and the Collateral Custodian on the Effective Date have been paid in full;

(m) No Material Adverse Effect. As of the Effective Date, no Material Adverse Effect shall have occurred and no litigation shall have commenced which, if successful, could have a Material Adverse Effect;

(n) Beneficial Ownership Certification. At least five (5) days prior to the Effective Date, if the Borrower or Servicer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such party shall be delivered; and

(o) Other. Such other approvals, documents, opinions, certificates and reports as the Agent may reasonably request.

Section 6.2 Loans and Reinvestments. The making of any Loan (including the initial Loan hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a) No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment, (ii) no Servicer Event of Default or Unmatured Servicer Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment, (iii) the representations and warranties of the Borrower and Servicer contained herein and of the Borrower and the Servicer in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Loan or Reinvestment, and (iv) after giving effect to such Loan or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), no Borrowing Base Deficiency shall have occurred;

(b) Requests. (i) In connection with the funding of any Revolving Loan pursuant to Section 2.2(a), the Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent shall have received the Loan Request for such Revolving Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended;

(d) Document Checklist. The Agent and each Lender Agent shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e) Borrowing Base Confirmation. The Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Loan Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Loans shall not exceed the Borrowing Base and there is no Borrowing Base Deficiency, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f) Financial Statements. The Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(i) (other than Section 7.5(i)(i) which shall be delivered beginning on June 30, 2019) certified by a Responsible Officer of the Servicer to be true and correct; such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(g) Hedging Agreements. The Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h) Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i) Permitted Use. The proceeds of any Loan will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j) Payment of Fees. The Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;

(k) Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent an Officer’s Certificate (which may be included as part of the Loan Request or Reinvestment Request) dated the date of such requested Revolving Loan or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(B) SECOND, to the Collateral Agent, the Collateral Administrator and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses, Collateral Administrator Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period pursuant to the Collateral Agent, Collateral Administrator and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;

(C) THIRD, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Primary Servicer Fee for the related Collection Period;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (A) to the Lenders, an amount equal to the Interest on the Loans accrued during the Accrual Period with respect to such Distribution Date (and any Interest with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Agent and the Lender Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Lender Agents and the Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) FIFTH, during the Revolving Period, to the Lender Agents on behalf of their respective Lenders pro rata in accordance with the amount of the outstanding Loans in the amount necessary to reduce the Loans outstanding to an amount not to exceed the Borrowing Base;

(F) SIXTH, after the end of the Revolving Period, to the Lender Agents on behalf of their respective Lenders pro rata to repay the Loans outstanding, in an amount equal to all remaining Amounts Available constituting Interest Collections;

(G) SEVENTH, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Secondary Servicer Fee for the related Collection Period, as well as any expenses of the Servicer or other amounts owing to the Servicer;

(H) EIGHTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(H), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(I) NINTH, to any Affected Persons, any Increased Costs then due and owing;

the first day of such 12-month period during the Revolving Period, (3) any Principal Collections or proceeds of any Loan in excess of the amount permitted under the foregoing clause (2), and (4) with the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Obligations or other assets of the Borrower, in each case, as set forth in clauses (A)(1) through (A)(4), if after giving effect to such distribution, (v) as certified in writing by the Borrower and Servicer to the Agent (with a copy to each Lender Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clause (N) thereof) on the next Distribution Date, (w) no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing, and (x) the Borrowing Base Condition is satisfied, (B) amounts paid (or released or distributed) to it pursuant to Section 8.3(a) on the applicable Distribution Date and (C) the proceeds of any Loan on the applicable Loan Date, if after giving effect to such distribution, (~~y~~x) no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing or (y) the Borrowing Base Condition is satisfied, but only if such Loan is made in respect of an Eligible Collateral Obligation acquired by the Borrower either (1) prior to such Loan Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which the Borrower intends to make a future distribution pursuant to this Section 10.16(a)(C)(1) or (2) on such Loan Date; provided further, the Borrower shall only make distributions to the Equityholder during the Revolving Period and in accordance with this Section 10.16.

(b) Prior to foreclosure by the Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Servicer from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Material Modifications. The Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Agent (in its sole discretion).

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Agent or the Collateral Agent (acting solely at the request of the Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to

(m) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Agent and each Lender Agent (in each case as required by the organization documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Majority Lenders, which consent may be withheld in the exercise of their sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower or the Servicer (i) in an amount in excess of $250,000 (or, with respect to the Servicer, $5,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Servicer, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000 (or, with respect to the Servicer, $5,000,000); or the attachment of any material portion of the property of the Borrower or the Servicer which has not been released or provided for to the reasonable satisfaction of the Agent within 30 days after the making thereof;

(p) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that neither Weil, Gotshal & Manges LLP or any other reputable counsel could render a substantive nonconsolidation opinion with respect to the Borrower being substantively consolidated into the Equityholder upon an Insolvency Event with respect to the Equityholder; or

(q) failure to pay, on the Facility Termination Date, all outstanding Obligations.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Collateral Agent, acting solely at the direction of the Agent or the Majority Lenders, that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Revolving Loans will thereafter be made, and the Collateral Agent, acting solely at the direction of the Agent or the Majority Lenders, may declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth in this Agreement. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. In addition, prior to any assignment or participation by Société Generale of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in Société Generale holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Agent with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned). With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except, in each case, such discharge shall not extend to any liabilities of such Agent arising from or related to acts or omissions of such Agent prior to the Resignation Effective Date) and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than liabilities of such retiring or removed Agent arising from or related to acts or omissions of such Agent prior to such acceptance and other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (except such discharge shall not extend to any liabilities of such retiring or removed Agent arising from or related to acts or omissions of such Agent prior to such acceptance). Any Lender Agent may resign as Lender Agent upon ten days’ notice to the Lenders in its Lender Group and the Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Lender Agent pursuant to this Section 14.8. If a Lender Agent shall resign as Lender Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 14.9 Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not a Lender Agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10 Borrower Procedural Review. The ~~Agent~~Borrower shall, at the Borrower’s expense, retain Protiviti, Inc. or another nationally recognized audit firm acceptable to the Agent in its sole discretion to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto once every ~~six~~12-month period at the request of the Agent. The ~~Agent~~Borrower shall promptly forward the results of such audit to the Servicer and the Agent.

Section 14.11 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Servicer, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Servicer, that:

(i) none of the Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Transaction Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the ~~Loan~~Transaction Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and the Majority Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Loan or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Loan.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Loans and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. So long as no Event of Default or Servicer Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted without the prior written consent of the Borrower (which consent, if such assignment is to a Person other than a Competitor and other than a Person included in the Disqualified Investor List provided in Schedule 4, as updated by the Borrower with notice to the Agent from time to time, shall not be unreasonably withheld, delayed or conditioned), provided, that the prior written consent of the Borrower shall not be required for any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder; provided that no such assignment pursuant to this clause (ii) shall be permitted if, after giving effect to such assignment (on a pro forma basis), the Agent (together with its Affiliates) would fail to constitute the Required Lenders or (iii) if (x) such Lender makes a reasonable determination that its ownership of any of its rights or obligations hereunder (and under other similar facilities (if any) held by such Lender) is prohibited by the Volcker Rule and (y) to the extent such Lender is permitted by the applicable documentation, such Lender is making commercially reasonable efforts to assign its interest in other similar facilities in a manner similar to such proposed assignment, to any Person other than a Competitor, (iv) by a Conduit Lender to a Liquidity Bank, an Affiliate or its related Lender Agent or to a third party pursuant to the terms of a Liquidity Agreement (other than a Competitor), (v) by any assignee of a Conduit Purchaser contemplated by clause (iv) above back to such Conduit Lender or an Affiliate or (vi) in the case of an assignment of any Commitment (or any portion thereof) or any Loan (or any portion thereof), the assignee executes and delivers to the Servicer, the Borrower, the Agent, the Collateral Administrator and the Collateral Agent a fully executed Assignment Agreement substantially in the form of Exhibit I

SOCIÉTÉ GENERALE, as Agent

By:
Name:
Title:

SOCIÉTÉ GENERALE, as a Lender Agent, Revolving Lender and as a Committed Lender

By:
Name:
Title:

ANNEX A

GSO STONE STREET LLC

as Borrower

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

GSO DIRECT LENDING FUND-D LP

as Servicer and Equityholder

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Shaker Choudhury

Telephone: 212-503-2010

Email: GSOTreasury@Blackstone.com

CITIBANK, N.A.,

as Collateral Agent and Collateral Custodian

For delivering physical securities:

Citibank, N.A.

399 Park Avenue

Level “B” – Securities Vault

New York, NY 10022

Attn: Mr. Keith Whyte (212-559-1207), GSO Stone Street LLC

All physical securities must be sent by trackable courier service (e.g. UPS or Federal Express)

For all other purposes:

388 Greenwich Street

New York, New York 10013

Attn: Citibank Agency & Trust – GSO Stone Street LLC

Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain the account administrator’s email address

VIRTUS GROUP, LP,

as Collateral Administrator

1301 Fannin Street, 17th Floor

Houston, TX 77002

Attention: GSO Stone Street LLC

email: gsostonestreetllc@virtusllc.com

Fax: 888-467-3196

SOCIÉTÉ GENERALE,

as Agent

A- 1

Annex B

Lender	Commitment	Revolving or Term Commitment

Société Generale	$~~150,000,000~~110,000,000	Revolving Commitment

Great American Life Insurance Company	$32,000,000	Term Commitment

Great American Insurance Company	$8,000,000	Term Commitment

Total	$150,000,000

B- 1